                                                                    EXHIBIT 10.4

Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission," the appropriate section has been marked at the appropriate place and in the margin with a star(*).
================================================================================
                               DEALER AGREEMENT
================================================================================

THIS AGREEMENT entered into as of the ______ day of  August   , 1995 , between
                                                   -----------     --
Mastercrafters Corporation, 3200 Industrial Drive, Winnsboro, La. 71295, a Louisiana corporation (hereinafter called "Manufacturer") and

Firm Name:  Travis Boats and Motors, Inc.
          ----------------------------------------------------------------------

Doing business as: Travis Boating Center
                  --------------------------------------------------------------

Address:_______________________________City:____________________________________

County:_________________________________State:____________Zip:__________________

being (corporation) of the state of    Texas        (hereinafter referred to as
                                    ---------------
"Dealer").

                                  WITNESSETH

     In consideration of the mutual covenants hereinafter set forth, Manufacturer and Dealer AGREE:

1)   Appointment: Manufacturer hereby appoints Dealer as an authorized Dealer
     -----------
for the promotion and sale of Manufacturer boats, parts and accessories as described from time to time in Manufacturer's product literature (the "Products") within the marketing territory described on Addendum A attached hereto and made a part hereof.

In the event that this appointment is for less than Manufacturer's entire line of boats and related items, the boats and items included in this appointment are set forth on Addendum B attached hereto and made a part hereof.

Dealer agrees to concentrate Dealer's sales efforts within the above-defined territory to provide pre-sale, point of sale and post-sale service to Dealer's customers. Dealer hereby agrees that, unless otherwise provided on Addendum C attached hereto and made a part hereof, Dealer will not (i) direct any advertising to customers located outside the Dealer's territory as described on Addendum A (whether in the form of billboards, radio ads, flyers, catalogs or other media that encourage consumers outside of the territory to travel to Dealer), and/or (ii) use a toll-free ("800") number to solicit customers. Dealer agrees that a breach of the foregoing covenant will constitute a material breach of this Agreement.

Dealer is authorized to offer for sale Manufacturer's Products only from the location shown on Addendum A hereto, and Dealer agrees not to offer for sale or otherwise deal in Manufacturer's Product from other locations without prior written consent of Manufacturer.

Dealer agrees that this Agreement does not constitute the grant of a franchise or franchise rights, nor does it confer an exclusive territory upon Dealer. Dealer acknowledges that it has not been required to, nor has it paid any franchise fee in connection with the execution of this Agreement.

2)   Duration: The term of this Agreement shall commence on the date first shown
     --------
above and shall expire on the next following June 30th. Manufacturer agrees to provide Dealer with written notice of non-renewal, if renewal is not contemplated, at least 30 days prior to the expiration of this Agreement. Dealer agrees to provide Manufacturer with written notice of non-renewal, if renewal is not contemplated, at least 30 days prior to expiration of this Agreement. Notwithstanding any prior agreements or course of conduct between the parties, this Agreement shall not be automatically renewed.

3)   Dealer Responsibilities: (i) Dealer agrees to identify himself as a Dealer
     -----------------------
of Manufacturer's Products by use of such identifications and advertising material as may be made available by Manufacturer, and to display, advertise, sell and promote retail sales of Manufacturer's Products. Dealer agrees to purchase and carry on hand, at all times, an inventory of Manufacturer's current models and related parts and accessories to adequately represent Manufacturer's product line. Dealer agrees to sell Manufacturer Products only for use and not for resale. Dealer agrees to maintain Manufacturer's product under sufficient cover to protect any metal flake finish thereon, and any upholstery therein from any permanent damage resulting from exposure to the elements. Dealer agrees to maintain a staff of personnel who are properly trained to sell and service Manufacturer's Products. Dealer agrees to render prompt and courteous service with respect to Manufacturer's Products including initial outfitting, commissioning and delivery of Products sold by Dealer as well as post-sale service of all Manufacturer's Products brought to Dealer for service.

     (ii) Dealer agrees to provide complete financial statement for the dealership and its principal equity owner(s) when requested or on a mutually agreeable intervals but at least on an annual basis. Dealer consents to full and open disclosure on financial information concerning Dealer, between Manufacturer and any financial institution or company which finances Dealer's inventory of Manufacturer's Products. Dealer agrees to conduct business in a manner that preserves and enhances the reputation of both Manufacturer and Dealer for providing quality Products and services.

4)   Orders: Dealer shall submit all orders to Manufacturer in a manner
     ------
prescribed by Manufacturer. All orders submitted are subject to Manufacturer's written acceptance and Manufacturer may reject any order or portion thereof upon written notice. To the extent that Dealer's printed purchase orders or other purchasing documents are used and are inconsistent with the terms and conditions established by Manufacturer herein, the latter terms shall prevail. The filling of any order, in whole or in part, is subject to inability of Manufacturer to perform caused by labor disputes, fires, floods, accidents to machinery, material shortages or regulations or any cause beyond the control of Manufacturer, it being the intention that no inability shall be sustained by Manufacturer by reason of its not filling any order thereof by such occurrences.

5)   Prices and Terms: (i) Dealer may purchase Manufacturer's Products at the
     ----------------
prices set forth on Exhibit 1 hereto.

     (ii) Terms of payments on all sales shall be cash on delivery unless otherwise specified upon the Manufacturer's sales invoice. Dealer shall pay Manufacturer the lesser of 15% late charges per month on any past due invoices, or the maximum permitted by state law. Manufacturer may refuse shipment for any credit reason, including refusal to pay for a prior shipment. In case of dispute, both parties agree to openly discuss and make reasonable efforts to amicably resolve such disputes.

6)   Shipments: All shipments shall be subject to Manufacturer's then current
     ---------
terms and conditions of sale. Manufacturer shall pay all applicable shipping, delivery and handling charges. If Dealer fails to accept or refuses delivery of any Products ordered, Dealer agrees to reimburse Manufacturer for all costs incurred in returning the Products to Manufacturer. Manufacturer warrants not to ship to Dealer any Products not first ordered by Dealer, and in the event unordered Products are shipped and refused by Dealer, Manufacturer shall pay all costs incurred in returning said Products to Manufacturer. All shipments are subject to Manufacturer's production schedules. Manufacturer will make all reasonable efforts to fill Dealer orders in a timely fashion.

7)   Title and Risk of Loss: Title and risk of loss to Manufacturer's Products
     ----------------------
shall pass to Dealer at Dealer's location identified above when delivered by Manufacturer in vehicles directly operated by Manufacturer.

8)   Product Modification: Manufacturer reserves the right to discontinue models
     --------------------
and/or revise, change or modify the design and construction of its Products without being obligated to make such changes in Products of prior manufacture. If change or modification significantly alters the Products already ordered by Dealer, Manufacturer agrees to notify Dealer of the modifications prior to shipment and Dealer shall have the option of cancelling the order or shipment. Modifications by Manufacturer or cancellation by Dealer shall not constitute a cause for damages.

9)   Claims: (i) Dealer agrees to make all claims for shortages, damaged
     ------
unacceptable Products in writing within seven (7) days after receipt of shipment. Failure of Dealer to make said notification shall constitute a waiver of any such claim.

     (ii) Dealer agrees to file all claims for reimbursement of, but not limited to, such items as interest reimbursement, coop advertising funds and similar items owed to Dealer by Manufacturer on forms and/or in a manner prescribed by Manufacturer. Manufacturer agrees to approve and satisfy all such claims, except any which may be in dispute, within 45 days of receipt of properly filed claims from Dealer.


10)  Dealer Performance: Manufacturer and Dealer agree to mutually establish
     ------------------
fair and reasonable performance standards for the dealership. Dealer shall employ its best efforts to promote and sell Manufacturer's Products. Manufacturer shall on a regular basis give to the Dealer all leads that come to the Manufacturer for retail prospects in the Dealer's defined marketing territory. Dealer agrees to purchase from Manufacturer Products during the term hereof in the aggregate amount and further detailed on a quarterly projection which is attached to this Agreement as Addendum D and made a part hereof. It is further agreed that such standards shall reflect population and sales potential within the territory, previous annual sales statistics, area annual new boat registration statistics as well as economic conditions, competition and past market penetration for specific Manufacturer's Products. Any revision of performance standards must be by mutual consent and in writing, and may be made at any time.

11)  Products Warranty: (i) Manufacturer will furnish through Dealer to
     -----------------
first-use purchaser its standard written Warranty in effect at the time of delivery of Products to Dealer. Dealer shall have no authority to and shall not make any representation relating to Manufacturer's Warranty other than those made by Manufacturer in its written Warranty. Dealer agrees to make Manufacturer's Warranty known to the purchaser, including all disclaimers and limitations. Dealer agrees to obtain the first-use purchaser's signature on the Warranty Registration Card provided by Manufacturer and to mail the appropriate portion of said card directly to Manufacturer within thirty (30) days after delivery of product to the first-use purchaser. In the event Dealer fails to obtain said signature and return card to Manufacturer as prescribed herein, Dealer agrees to indemnify Manufacturer against any liability, loss or damage which it may sustain as a result of any successful claim against Manufacturer for breach of Warranty.

     (ii) Dealer agrees to provide timely warranty service on all Manufacturer's Products presented to Dealer by purchasers in accordance with Manufacturer's warranty program in effect from time to time during the term of this Agreement. Dealer agrees to make all claims for reimbursement under manufacturer's warranty service program in the manner prescribed by Manufacturer. Manufacturer may revise its warranty service program from time to time providing Dealer with written notification of all revisions and said revisions will supersede all previous programs and be made part hereof. MANUFACTURER'S STANDARD WRITTEN WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING SPECIFICALLY ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE.


12)  Service: Dealer agrees to establish and maintain a service department
     -------
staffed and equipped to provide service to purchasers of Manufacturer's Products. Dealer agrees to inventory sufficient parts and supplies to provide prompt service to purchasers. Dealer agrees to maintain complete service records.

13)  Termination/Cancellation: (i) This Agreement may be terminated at any time
     ------------------------
by the mutual consent of the parties. Either party may, upon 30 days notice to the other stating the reasons for, terminate this Agreement for cause due to material breach hereof and provided the failure has not been remedied during this period.

     (ii) This Agreement may be immediately terminated by either party upon written notice to the other if any of the following occur: (a) Either, if a corporation ceases to exist; (b) Either shall become insolvent or take or fail to take any action which constitutes an admission of inability to pay debts as they mature; (c) Make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of assets; (d) Becomes a subject of an "order for relief" within the meaning of the United States Bankruptcy Court; (e) Apply to a court for the appoint of a receiver for any assets or properties; (f) Fraudulent misrepresentation that is material to this Agreement, (g) Failure of Dealer to purchase any new boat from Manufacturer for any period of four (4) calendar months, and Dealer's failure to cure this breach within sixty (60) days of notice; (h) Failure of Dealer to pay: (A) when due, any amount owed to Manufacturer or any of its affiliates, and such failure continues more than five (5) days after notice thereof; or, (B) Manufacturer (or any of its affiliates) or any lienholder, lender or vendor any amounts due them for products immediately upon the transfer, sale or surrendering possession thereof (commonly referred to as "selling out of trust"), and failure to cure within two (2) days of said transfer of sale or surrender, without notice or demand.; (i) Dealer being in default under any lease, mortgage, or deed of trust pertaining to its business location for a period in excess of thirty (30) days;
(j) Conviction of Dealer or any officer, director or substantial shareholder or principal of Dealer in any court for any offense related to Dealer's business or an act of moral turpitude.

     (iii) Neither party shall be under obligation, expressed or implied, to enter into a new Agreement upon expiration or in the event of termination, as provided, of this Agreement. In the event Manufacturer does not renew, extend or enter into a new Agreement with Dealer, or this contract is terminated as provided, Manufacturer shall have no obligation to fill or ship any orders for Products previously placed by Dealer, nor shall Dealer have any obligation to accept any Products previously ordered. In the event of any termination or non-renewal of this Agreement neither party shall have any further liability or obligation to the other, and neither party shall have any recourse for the damages against the other which it may suffer by reason of termination or non-renewal of this Agreement. The provisions of paragraphs 9, 13(iii), 14, 16, 20, 21, and 23 shall survive the expiration or termination of this Agreement.

14)  Repurchase: In the event this Agreement is terminated by Manufacturer, and
     ----------
upon written notice from the Dealer sent not later than thirty days after the date of termination, the Manufacturer shall repurchase a) all new, unused, unsold, retailable, undamaged and complete boats with accessories and packaged trailer sold with the boat by the Manufacturer within the one year period before the date of termination; and b) any new, current, unsold, undamaged and unused parts or accessories for Manufacturer's boats in the original resalable merchandising packaging purchased by the Dealer from the Manufacturer at Dealer's invoiced price.

15)  Agreement Transfer: This Agreement may not be assigned or transferred by
     ------------------
Dealer without prior written consent of Manufacturer. Any assignmemt of this Agreement without such consent, any change in majority ownership of capital stock of Dealer (if Corporation) or any change in majority ownership of partnership (if partnership) shall automatically terminate this Agreement.

16)  Arbitration: Except as otherwise specifically set forth herein or agreed to
     -----------
in writing by the parties, any action, whether sounding in contract, tort or otherwise ("Dispute" or "Disputes"), shall be resolved by arbitration as set forth below and shall include all Disputes arising out of or in connection with
(1) this Agreement or any related agreements or instruments, (2) all past, present, and future agreements involving the parties, (3) any transaction contemplated hereby, and all past and future transactions involving the parties,
(4) any aspect of the past, present or future relationships of the parties. Such disputes shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association (AAA). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules.

     Any arbitration proceeding arising hereunder shall be held in the State of Texas.

     To the extent that any terms of this Dealer Agreement conflict or are inconsistent with the mandatory terms of Texas Civil Statute, Article 8911, the mandatory terms of said statute shall control and such terms of this agreement shall be void ab initio. In all other respects, the terms of the Dealer Agreement shall control.

17)  No Agency Created: Nothing contained herein shall be deemed to authorized
     -----------------
or empower Dealer to act as an agent or legal representative of Manufacturer for any purpose whatsoever.

18)  Trademarks: Dealer is authorized to use a Manufacturer's trademarks and
     ----------
commercial symbols for the limited purposes of advertising the sale of Manufacturer's Products and indicating that Dealer is an authorized reseller of the Products. Dealer shall not use trademarks in any form or style not authorized by Manufacturer. Authorization shall not be interpreted as a license for use of such trademarks or symbols. Dealer acquires no proprietary rights with respect to such trademarks or symbols and this authorization shall terminate simultaneously with the termination or expiration of this Agreement except for the purpose of disposing on any unsold inventory. Dealer shall not use any trademark, service mark or tradename owned by Manufacturer as part of the Dealer's corporate name or business name unless specifically approved in writing in an addendum to this Agreement.

19)  Sub Dealers: Dealer represents that he shall only purchase Manufacturer's
     -----------
Products for sale to retail customers and shall not knowingly sell a Manufacturer's new boat or product through any agent other than a salesman at Dealer's authorized location, or to a broker, wholesaler, sub dealer or anyone other than a retail customer without the written consent of the Manufacturer.

20)  Severability: If any provision of this Agreement is deemed to be invalid or
     ------------
unenforceable or is prohibited by the laws of the state or place where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state place and shall not be a part of the consideration moving from either party to the other. The remaining provisions of this Agreement, however, shall be valid and binding and of like effect as though such provisions were not included herein.

21)  Governing Law: This agreement shall be governed by the laws of Louisiana.
     -------------

22)  Entire Agreement: This Agreement contains the entire Agreement between the
     ----------------
parties with respect to its subject matter, and this Agreement may be amended or modified only by written instrument signed by both parties.

23)  Notice: All notices permitted or required hereunder may be given to the
     ------
other party in writing by FAX transmission, U.S. Mail, or commercial courier services addressed or directed at the address given above. All notices shall be deemed to have been given where mailed, sent or transmitted.

Mastercrafters Corporation                   DEALER (TEXAS)

                                               Travis Boats and Motors, Inc.
                                             -----------------------------------

By: /s/ James B. Ferrell                    By: /s/ Mark Walton
   ---------------------------                  --------------------------------
Title: Vice Pres                             Title:  President
      ------------------------                     -----------------------------
Date:    8-17-95                             ( ) corporation
     -------------------------               ( ) proprietorship
                                             ( ) partnership

                                             Date: 8-15-95
                                                  ------------------------------

================================================================================
                          DEALER AGREEMENT ADDENDUMS
================================================================================

___________________ ("Manufacturer") and  Travis Boats and Motors, Inc.
                                         -----------------------------
("Dealer")

ADDENDUM A - DEALER'S MARKETING TERRITORY
- -----------------------------------------

(See Attached.)


ADDENDUM B - SPECIFIC PRODUCTS COVERED BY DEALERSHIP APPOINTMENT
- ----------------------------------------------------------------

[X]    Not Applicable


ADDENDUM C - DEALER ADVERTISING OF MANUFACTURER'S PRODUCTS
- ----------------------------------------------------------

[_]    Not Applicable

       Permissable to advertise in any Texas publication and use a within Texas "800" number.


ADDENDUM D - QUARTERLY PROJECTIONS BY DEALER
- --------------------------------------------

[x]    Not Applicable

            ADDENDUM A - Locations and Dealer's Marketing Territory
            -------------------------------------------------------

===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : RAY LEYDECKER
  7530 I 45 NORTH                                                                                       PARTS: PETER
  7530 I 45 NORTH                         PHONE: (713) 591-2028                                         DELIV: RAY LEYDECKER
* HOUSTON TX 77037                        MILES:    0             MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : BILLY BREED
  1201 E. HWY 88                                                                                        PARTS: BILLY BREED
  1201 E. HWY 88                          PHONE: (913) 672-2171                                         DELIV: BILLY BREED
* ABILENE TX 79681                        MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : MARK WALTON/KELLY
  13045 RESEARCH                                                                                        PARTS:
                                          PHONE: (512) 250-9000                                         DELIV: KELLY HARBER
* AUSTIN TX 78750                         MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : ART HANSEN
  1320 S. Stemmons                                                                                      PARTS: ROBERT
                                          PHONE: (214) 436-2628                                         DELIV: ART HANSEN
* LEWISVILLE TX 75067                     MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : CHARLIE BELL
  1928 N. LOOP 250 W                                                                                    PARTS: JAMES
  1928 N. LOOP 250 W                      PHONE: (915) 697-3261                                         DELIV: RON SPRADLING
* MIDLAND TX 79701                        MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : DARREN ROYAL
  12388 I.H.10 WEST                                                                                     PARTS: JERRY
  12388 I.H.10 WEST                       PHONE: (218) 690-6270                                         DELIV: JESSE COX/DARREN
* SAN ANTONIO TX 78330                    MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT:  ROB HARRELL
  7660 COLLEGE ST                                                                                       PARTS:
                                          PHONE: (409) 860-9444                                         DELIV: ROB HARRELL
* BEAUMONT TX 77707                       MILES:                  MOTORS:  JOHNSON
===================================================================================================================================
  TRAVIS BOATING CENTER                   ACTIVE                  REP: HULEN MORRISON                   BOAT : DON NICKELL
  1785 W. DIVISION                                                                                      PARTS:
  1725 W. DIVISION                        PHONE: (817) 265-3232                                         DELIV: DON NICKELL
* ARLINGTON TX 76012                      MILES:                  MOTORS:  JOHNSON
===================================================================================================================================

 * Dealer's Marketing Territory.

                                                               Exhibit 1
                                                               ---------

                          MASTERCRAFTERS CORPORATION
                                  Cajun Boats

                           Travis Incentive Program
                                1996 Model Year

  Rebate Schedule
- -------------------

                         1996                     1996
                      Model Year               Model Year
                     Net Purchases               Rebate
                   -----------------         --------------
                       $6,500,000              *                           *

                       $6,000,000              *                           *


                       $5,500,000              *                           *

Terms and Conditions
- --------------------

1. All Cajun models purchased during the period July 1, 1995 through June 30, 1996 will count toward the purchase levels specified above.

2. If any of the 1996 Model Year Purchases levels as specified above are attained, the 1996 model year rebate will be calculated on the aggregate model year purchases of models shown on attached price list.

3. Any rebate earned will be paid on or before August 15, 1996.

4. Travis intends to purchase 800 Cajun units and Mastercrafters intends to produce and deliver such units for the prices shown on the attached "1996 Travis Pricing" schedule. Prices stated are for cash.

5. Travis shall order 350 units for delivery at factory convenience prior to January 15, 1996.

                                              *Confidential Treatment
                                               Requested. The redacted
                                               Material has been
                                               separately filed with
                                               the Commission.